Exhibit 5.1


                               GS Letterhead


September 30, 2010

Innovative Product Opportunities Inc.
730 Gana Court
Mississauga, Ontario Canada L5S 1P1

Gentlemen:

We have acted as counsel to Innovative Product Opportunities Inc.
(the "Company") in connection with its filing of a registration statement on Form S-1 (Registration No.333-167667, the "Registration Statement") covering 11,000,000 shares of common stock $.0001 par value (the "Common Stock") to be sold by the selling security holders named in the Registration Statement ("Selling Security Holders").

In our capacity as counsel to the Company, a Delaware corporation, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On the basis of the foregoing, we are of the opinion that:

The shares of Common Stock covered by this Registration Statement have been legally issued, fully paid and non-assessable.

This opinion opines upon Delaware corporate law, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Interest of Named Experts and Counsel" in the prospectus constituting the Registration Statement.

                                  Very truly yours,


                                  /s/ GS
                                  Gersten Savage LLP